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                                                                   EXHIBIT 10.53

                              CONSULTANT AGREEMENT

Effective Date:       February 21, 2002

Consultant:           Jim Wilson

Address:              2443 Delbarton Place, Duluth, GA 30097

Phone:                770-623-8352

     This Consultant Agreement ("Agreement") is effective on the effective date identified above ("Effective Date") between VIEWLOCITY, INC., a Delaware corporation with offices at The Prominence at Buckhead, 3475 Piedmont Road, Suite 1700, Atlanta, Georgia 30305 ("Viewlocity") and the consultant identified above ("Consultant").

1.   ENGAGEMENT FOR SERVICES.

     Viewlocity hereby engages Consultant and Consultant agrees to be so engaged on the terms and conditions set forth in this Agreement to perform certain services as described on EXHIBIT A attached hereto (the "Services"). Consultant shall undertake and accomplish the Services with quality standards accepted by Viewlocity and shall provide to Viewlocity in regular intervals (as reasonably requested by Viewlocity) interim reports detailing the activities and accomplishments concerning the Services performed. In performing the Services, Consultant shall communicate with the Viewlocity manager specified on EXHIBIT A.

2. FEES. Viewlocity shall pay Consultant for the Services at the rates as specified in EXHIBIT A. Viewlocity shall reimburse Consultant for all actual, reasonable, out-of-pocket expenditures incurred in connection with Services provided that such expenses are authorized by Viewlocity in writing in advance. Unless Viewlocity agrees otherwise, all airline and lodging reservations shall be made by Viewlocity travel coordinators. Consultant shall not be entitled to any other compensation for such Services. It is expressly understood that Consultant shall have no interest in or claim to any billings by Viewlocity to its clients for professional services that may be generated in connection with the Services hereunder. Unless otherwise specified on EXHIBIT A, Consultant will submit invoices for the previous month period on a monthly basis. Each invoice will specify the hours spent on the Services, an itemization of the expenses, as well as any other supporting documentation which Viewlocity reasonably requests. Viewlocity will pay undisputed invoices within thirty (30) days of its receipt and approval of the same.

3.   RELATIONSHIP OF THE PARTIES.

     3.1. INDEPENDENT CONSULTANT. Consultant acknowledges that Consultant is an independent Consultant and that Consultant is fully responsible for Consultant's own federal, state and local taxes and that, as an independent Consultant, neither Consultant nor its employees is eligible to participate in any employee benefit program offered by Viewlocity to its employees. Consultant further understands and agrees that Consultant is not covered under Viewlocity's worker's compensation insurance or state unemployment insurance coverages. Consultant expressly represents that it is an independent Consultant under the laws of the United States and the common law and acknowledges that Viewlocity is relying upon this representation. It is understood that Consultant maintains an independent business and, subject to the provisions of this Agreement, may work on other projects during or after the term of this Agreement. However, Consultant will use his or her best efforts to insure the timely and proper completion of the Services. Viewlocity and Consultant acknowledge and agree that this Agreement does not constitute or appoint Consultant as an agent of Viewlocity for any purpose whatsoever. Consultant is prohibited from acting as, or holding itself out, as agent of Viewlocity.

     3.2. METHOD OF PERFORMING SERVICES. Consultant will determine the method, details and means of performing the Services to be carried out hereunder. Consultant will observe at all times the security and safety policies of Viewlocity and its clients while on their premises. In addition, Viewlocity shall be entitled to exercise a broad general power of supervision and control over the results of work performed by Consultant to ensure satisfactory performance. This power of supervision includes the right to inspect, stop work, make suggestions and recommendations as to the details of the Services, and request modifications to the scope of the Work Order; provided however that if any change results in a change to the scope of Services or estimated charges from that originally agreed upon as set forth in the Services, such change must be agreed to in writing signed by both parties.

4. TERM AND TERMINATION. Unless earlier terminated pursuant to the terms set forth in the following section, this Agreement shall remain in effect until all Services are complete, but in any case the Agreement shall terminate one (1) year

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after the Effective Date. Viewlocity may terminate this Agreement at any time upon verbal or written notice to Consultant. Consultant acknowledges the nature of the Services to be provided under this Agreement and the importance to Viewlocity of the reputation, skill, judgment and competency of all individuals and entities associated with Viewlocity. Viewlocity reserves the right to replace or discontinue its association with any individual or entity at any time, in whole or in part, within Viewlocity's sole discretion. Consultant may terminate this Agreement at any time upon at least two (2) weeks prior written notice. In addition, either party may terminate this Agreement immediately upon written notice to the other party in the event of a material breach by the other party of the terms of this Agreement. In the event any Services are outstanding upon the termination or expiration of this Agreement, then, at the request of Viewlocity, Consultant agrees to complete such Services or provide assistance as reasonably requested by Viewlocity to transition the completion of such Services to Viewlocity or a third party designated by Viewlocity; provided that Viewlocity agrees to pay for all such Services and transition assistance after the termination or expiration of this Agreement at the rates set forth herein unless the parties agree in writing otherwise. Upon the expiration or termination of this Agreement or, if requested to complete Services and/or transition services in accordance with the preceding sentence, then upon the completion of such Services and/or transition services, Consultant (a) shall cease all performance of the Services; (b) shall immediately provide to Viewlocity, without cost to Viewlocity, work product and files developed by Consultant under this Agreement, in whatever state of completion; and (c) shall immediately return to Viewlocity all Viewlocity property, including, but not limited to, its Confidential Information and any hardware, software, office supplies or other equipment, materials or property that were provided by Viewlocity. Within ten (10) days of the expiration or termination of this Agreement, Consultant shall provide Viewlocity with a signed written statement certifying that it has returned all Viewlocity property to Viewlocity and complied with this Section 4. Termination of this Agreement shall not limit either party from pursuing other remedies available to it, including injunctive relief, nor shall such termination relieve Consultant of its obligation to pay all fees that have occurred or are otherwise owed by Consultant under this Agreement. Upon termination or expiration of this Agreement, all provisions of this Agreement concerning the ongoing interests of the parties shall continue and survive in full force and effect, including without limitation. Sections 4 through 10.

5. WARRANTIES AND REPRESENTATIONS. Consultant represents and warrants to Viewlocity that: (a) Consultant has full right and power to enter into this Agreement; that the deliverables will be original; that the deliverables will not contain any libelous or otherwise unlawful material or violate any copyright, trademark, patent, or other intellectual property right; and that the deliverables will not violate any personal or proprietary right of any person or entity; (b) Consultant will comply at all times with all applicable laws and regulations of any jurisdiction in which Consultant acts; (c) Consultant will perform the Services in a good and workmanlike manner consistent with generally accepted industry standards and will operate in a professional and ethical manner in the execution of all Services under this Agreement; (d) Consultant will comply at all times with all security provisions in effect from time to time at Viewlocity's premises or client's premises, with respect to access to premises, and all materials belonging to Viewlocity or client; (e) Consultant shall not use Viewlocity's name in any promotional materials or other communications with third parties without Viewlocity's prior written consent;
(f) Consultant will not unlawfully use or disclose the trade secrets or proprietary information of third parties; (g) Consultant will not utilize any program belonging to Viewlocity without Viewlocity's permission; (h) Consultant will not utilize any third party program without the prior consent of Viewlocity and the right to do so; (i) Consultant will not discriminate, joke, condone stereotypes or engage in other prejudicial or offensive behavior, on the basis of sex, age, religion, race, color, national origin, disability, or any other category protected by law; (j) Consultant will not engage in unwelcome sexual advances to any individual, including, without limitation, verbal and physical conduct; and (k) Consultant will notify Viewlocity in writing of any potential or actual conflict of interest between Consultant and Viewlocity.

6. WORK PRODUCT. For purposes of this Agreement, "Work Product" shall mean the data, materials, documentation, computer programs, inventions (whether or not patentable), pictures, audio, video, artistic works, and all works of authorship, including all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property right, created or developed in whole or in part by Consultant, whether prior to the date of this Agreement or in the future, while retained by Viewlocity and that either (i) is created within the scope of the Services or (ii) has been or will be paid for by Viewlocity. All Work Product shall be considered work made for hire by the Consultant and owned by Viewlocity. If any of the Work Product may not, by operation of law, be considered work made for hire by Consultant for Viewlocity, or if ownership of all right, title, and interest of the intellectual property rights therein shall not otherwise vest exclusively in Viewlocity, Consultant hereby assigns to Viewlocity, and upon the future creation thereof automatically assigns to Viewlocity, without further consideration, the ownership of all Work Product. Viewlocity shall have the right to obtain and hold in its own name copyrights, registrations, and any other protection available in the Work Product. Consultant agrees to perform, during or after Consultant's engagement, such further acts as may be necessary or desirable to transfer, perfect, and defend Viewlocity's ownership of the Work Product that are reasonably requested by Viewlocity. To the extent that any preexisting materials are contained in the materials Consultant delivers to Viewlocity or Viewlocity's customers, Consultant grants to Viewlocity an irrevocable, nonexclusive, worldwide, royalty-free license to: (i) use and distribute (internally or externally) copies of, and prepare derivative works based upon, such preexisting materials and derivative works thereof, and (ii) authorize others to do any of the foregoing.

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7.   INTELLECTUAL PROPERTY RIGHTS. Viewlocity, its affiliates and/or its licensors are the owners of all intellectual property rights, including without limitation patent, trademark, copyright, and trade secret rights, in any intellectual property, including without limitation any software, and the techniques and ideas embodied and expressed in the foregoing, that are provided to Consultant pursuant to the terms of this Agreement ("Intellectual Property"). Any Intellectual Property provided to Consultant by Viewlocity may only be used by Consultant in order to facilitate the Services during the term of this Agreement. Consultant acknowledges that, except for the limited license granted hereunder, Consultant has no rights in or to the Intellectual Property or any copies thereof and Consultant shall not at any time during and after the expiration or termination of this Agreement in any way question or dispute the ownership or any other such rights by Viewlocity; cause or permit reverse engineering, disassembly, embedding, decompilation, use, or other modification of the Intellectual Property; or copy, duplicate or reproduce the Intellectual Property. To the extent Consultant is permitted to make copies hereunder, Consultant shall include Viewlocity's copyright, trademark, service mark, and other proprietary notices on any complete or partial copies of the Intellectual Property in the same form and location as the notice appears on the original diskette or tape jackets, as appropriate.

8.   RESTRICTIVE COVENANTS.

     8.1. NONDISCLOSURE. During the course of carrying out the Services, Consultant may have access to Confidential Information (as defined below) of Viewlocity. In connection therewith, Consultant will hold in confidence and, without the consent of Viewlocity, will not use, reproduce, distribute, transmit, or disclose, directly or indirectly, the Confidential Information. Consultant may only use the Confidential Information as necessary for performing Services of this Agreement. Consultant acknowledges and agrees that its duty hereunder extends to both Confidential Information of Viewlocity, its licensors, affiliates, partners, and clients. Unless otherwise expressly authorized in writing by Viewlocity, all Confidential Information of Viewlocity made available to Consultant, including copies thereof or any notes, records, data, memoranda or models of any nature that embody the Confidential Information, shall be returned to Viewlocity and all electronic copies of any Confidential Information shall be destroyed upon the first to occur of expiration or termination of this Agreement or request by Viewlocity. Confidential Information shall not include information if and only to the extent that Consultant establishes that the information: (a) is or becomes a part of the public domain through no act or omission of the Consultant; (b) was in the Consultant's lawful possession prior to the disclosure and had not been obtained by the Consultant either directly or indirectly from Viewlocity; (c) is lawfully disclosed to the Consultant by a third party without restriction on disclosure; (d) is independently developed by the Consultant; or (e) is disclosed by the Consultant pursuant to a requirement of a governmental agency or by operation of law, provided that the Consultant shall disclose only that part of the Confidential Information which it is required to disclose and shall notify Viewlocity of such Confidential Information prior to such disclosure in order to provide Viewlocity an opportunity to seek an appropriate protective order or other relief to prevent such disclosure. The Consultant shall cooperate fully in all efforts to prevent disclosure of Viewlocity's Confidential Information. The obligations of Consultant with regard to the Confidential Information that constitutes trade secrets remain in effect for as long as such information shall remain a trade secret under applicable law and, with regard to all other Confidential Information, shall remain in effect during the term of this Agreement and for three (3) years thereafter. As used herein, "Confidential Information" means (i) information of Viewlocity in all forms which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use, as well as (ii) other information that is provided to or obtained by Consultant and that is valuable to Viewlocity and not generally known by the public.

     8.2. CUSTOMER NONSOLICITATION. Consultant agrees that during the term of Consultant's engagement with Viewlocity ("Restrictive Period") Consultant shall not for any reason, on Consultant's own behalf or on behalf of any person, firm, partnership, association, corporation, limited liability company or business organization, entity or enterprise, other than Viewlocity, solicit, contact, or call upon any customer or prospective customer of Viewlocity, or any representative of any customer or prospective customer of Viewlocity, with a view to sell or provide any deliverable or service competitive with any deliverable or service sold or provided or under development by Viewlocity in Viewlocity Business (as defined below) during the two (2) years immediately preceding the termination of this Agreement ("Limitation Period"), provided that the restrictions and set forth in this paragraph shall apply only to customers or prospective customers of Viewlocity, or representatives of customers or prospective customers of Viewlocity, with which Consultant had contact during the Limitation Period as a result of being retained by Viewlocity. As used herein, "Viewlocity Business" shall mean "Viewlocity Business" shall mean the business of selling software products and services for the enterprise application or business to business integration market or the supply chain application software market.

     8.3. EMPLOYEE NONRECRUIT. During the Restrictive Period Consultant agrees that Consultant shall not recruit, hire or assist others in calling upon, recruiting or soliciting any person who is or was an employee of Viewlocity during the Limitation

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Period, for the purpose of having such person work in a similar capacity for any other corporation, association, entity, or business providing services competitive with Viewlocity Business.

     8.4. ACKNOWLEDGEMENTS. The parties agree that: (i) the periods of restriction contained in this Agreement are fair and reasonable in that they are reasonably required for the protection of Viewlocity; (ii) by having access to information concerning employees and actual or prospective customers of Viewlocity, Consultant shall obtain a competitive advantage as to such parties;
(iii) the covenants and agreements of Consultant contained in this Agreement are reasonably necessary to protect the interests of Viewlocity in whose favor said covenants and agreements are imposed in light of the nature of Viewlocity Business and the involvement of Consultant in Viewlocity Business; (iv) the restrictions imposed by this Agreement are not greater than are necessary for the protection of Viewlocity in light of the substantial harm that Viewlocity will suffer should Consultant breach any of the provisions of said covenants or agreements; and (v) the covenants and agreements of Consultant contained in this Agreement form material consideration for this Agreement and Consultant's engagement by Viewlocity.

     8.5. EQUITABLE RELIEF. Consultant agrees that the ascertainment of damages in the event of a breach of Sections 8.1, 8.2 or 8.3 would be difficult, that Viewlocity would suffer irreparable harm as a result of a breach, and that money damages alone would be an inadequate remedy for the injuries and damages which would be suffered by Viewlocity from such breach. Consultant therefore agrees: (i) that, in the event of her breach of Sections 8.1, 8.2 or 8.3, in addition to and without limiting any of the remedies or rights which Viewlocity may have at law or in equity or pursuant to this Agreement, Viewlocity shall have the right to injunctive relief or other similar remedy in order to specifically enforce the provisions of Sections 8.1, 8.2 or 8.3; and (ii) to waive and not to (A) assert any defense to the effect that Viewlocity has an adequate remedy at law with respect to any such breach, (B) require that Viewlocity submit proof of the economic value of any trade secret, or (C) require that Viewlocity post a bond or any other security. Nothing contained herein shall preclude Viewlocity from seeking monetary damages of any kind, including reasonable fees and expenses of counsel and other expenses, in a court of law.

9. INDEMNIFICATIONS. Consultant shall indemnify, defend and hold harmless Viewlocity, its officers, directors, agents, employees, successors and assigns from and against any and all actions, causes of action, claims, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees, for any loss, damage, destruction of or damage to any tangible property, or for bodily injury, sickness, disease or death sustained by any person (including employees of Viewlocity and Consultant), if such loss, damage, destruction, injury, sickness, disease or death arose out of or was in any way connected with
(a) the Services provided under this Agreement or with the performance of or failure to perform the Services under this Agreement by Consultant, whether or not such loss, damage, destruction, injury, sickness, disease or death was caused in part by the negligence of Consultant; (b) charges of discrimination brought under the Equal Employment Opportunity Commission and the Workers Compensation Board (or similar department, commission or bureau), claims and losses alleging failure to comply with federal and state wage and hour laws, wrongful termination, discrimination, denial of due process or other labor-related causes of action resulting from employee conduct, hiring, discipline, or termination or claims of sexual or other harassment by Consultant or any employee of Consultant; (c) any federal or state income tax withholding liability or taxes arising under the Federal Insurance Contributions Act or under the Federal Unemployment Tax Act, or similar federal or state tax, resulting from this Agreement; or (d) a breach by Consultant of the representations or warranties in Section 3.

10.  MISCELLANEOUS.

     10.1. COMPETITORS. During the term of this Agreement Consultant shall not enter into similar arrangements with Viewlocity's competitors to provide services similar to the Services provided hereunder.

     10.2. NONEXCLUSIVITY AND NO COMMITMENT. Viewlocity may enter into similar arrangements with other parties. In addition, Viewlocity shall be under no commitment to place Consultant resources on any engagements or permit Consultant to perform Services on its behalf under the terms of this Agreement.

     10.3. ASSIGNMENT. Consultant may not assign, subcontract, or otherwise transfer this Agreement or the license granted to Consultant herein, or any of its rights or obligations under this Agreement, to any party without the prior written consent of Viewlocity, which consent shall not be unreasonably withheld. Viewlocity may assign this Agreement to any of its subsidiaries, parent company or other affiliates or upon the merger, consolidation or sale of substantially all of the assets of Viewlocity upon notice to Consultant. This Agreement shall be binding upon and inure to the benefits of the parties, their legal representatives, permitted transferees, successors and assigns as permitted by this Agreement.

     10.4. RECORD KEEPING. During the term of this Agreement and for three (3) years thereafter, Consultant shall maintain records of all expenses relating to Consultant's Services and to expenses incurred in connection therewith. During the term of this Agreement and for three (3) years thereafter, Consultant grants Viewlocity the right, which Viewlocity will exercise at its

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own expense and no more than once per year, to enter Consultant's premises during business hours for the sole purpose of examining Consultant's records and other information relating to Consultant's provision of Services hereunder.

     10.5. NOTICES. All notices required to be given hereunder shall be given in writing and shall be delivered either by hand, by certified mail with proper postage affixed thereto, or by facsimile (with confirmation copy sent by registered mail) addressed to the signatory at the address set forth on the signature page, or such other person and address as may be designated from time to time in writing. With respect to any notice to Viewlocity, a copy of each notice shall be sent to the following:

     Viewlocity, Inc.
     The Prominence at Buckhead
     3475 Piedmont Road
     Suite 1700
     Atlanta, Georgia USA 30305
     Attn: Legal Department

     All such communications shall be deemed received by the other party upon the earlier of actual receipt or actual delivery.

     10.6. GOVERNING LAW. This Agreement shall be governed and interpreted in accordance with the laws of the Georgia without regard to its conflicts of laws principles. Subject to the necessity to obtain injunctive relief, Consultant consents to submit to the exclusive jurisdiction of the courts in Georgia.

     10.7. COMPLETE AGREEMENT. This Agreement, including the exhibits attached hereto, supersedes in full all prior discussions and agreements, oral and written, between the parties and constitutes the entire understanding of the parties relating to the subject matter hereof. Consultant accepts that any and all representations, undertakings and warranties which are not expressly included shall have no force or effect, and Consultant accepts that it has not been induced to enter into this Agreement by any such matters. No amendment or modification of this Agreement shall be valid or binding upon the parties unless it is in writing and signed by the duly authorized officers of the parties. If any provision hereof is declared invalid by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such invalidity, so that the remainder of that provision and all remaining provisions of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law. No delay or failure in exercising any right hereunder and no partial or single exercise thereof shall be deemed to constitute a waiver of such right or any other rights hereunder. No consent to a breach of any express or implied term of this Agreement shall constitute a consent to any prior or subsequent breach.

     10.8. EXECUTION. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute the same instrument. Each party agrees to be bound by its own telecopied or facsimiled signature, and agrees that it accepts the telecopied or facsimiled signature of the other party hereto.

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     IN WITNESS WHEREOF, Viewlocity and Consultant have caused this Agreement to be executed by their respective, duly authorized officers or representatives, effective as of the Effective Date.


VIEWLOCITY, INC.:                      CONSULTANT (Full Legal Name):
                                       Jim Wilson
By:  /s/ C. Jeffrey Simpson
   --------------------------------    By: /s/ Jim Wilson
Printed Name:   C. Jeffrey Simpson        --------------------------------------
Title:   CEO & President
Address: 3475 Piedmont Road            Printed Name: Jim Wilson
         Suite 1700                    Title: Independent Contractor--Consultant
         Atlanta, Georgia 30305
                                       Address:   2443 DELBARTON PLACE
Date:  February 21, 2002
                                                  DULUTH, GA 30097

                                       Date: February 21, 2002

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                                    EXHIBIT A

     ATTACHED TO AND MADE A PART OF the Consultant Agreement ("Agreement") between Viewlocity, Inc. ("Viewlocity") and Jim Wilson (Consultant").

     A. DESCRIPTION OF "SERVICES"

     A.1. Project Description: Consult and participate in Viewlocity, Inc. activities as directed.

     A.2. Services To Be Performed: Provide counsel, research, development, participation and other business activities as requested by Viewlocity, Inc.

     A.3. Materials To Be Delivered: As determined and resulting from the services provided as listed above.

     A.4.      Commencement and Termination Dates of Agreement:

               a.   Commencement : February 21, 2002

               b. Expiration : The date that Viewlocity informs Consultant that his services are no longer needed but no later than February 21, 2003. Agreement can be renegotiated and continued upon desire of both parties should services be desired after February 21, 2003.

     A.6. Authorized Work Order Not To Exceed: The date that Viewlocity informs Consultant that his services are no longer needed.

     B. COMPENSATION PROVISIONS

     B.1. Payment Terms: Consultant will work 20 hours/week and receive $7,000 per month. Additional days will be compensated at a rate of $l,000/day, assuming an 8 hour work day.

     B.2. Payment Schedule: Monthly in response to Consultant turning in an invoice for his previous months services to Accounts Payable.

     B.3. Expenses: Viewlocity shall reimburse Consultant for authorized expenses incurred by Consultant in the performance of work and rendering of services under this Agreement, provided that reimbursement of expenses is in accordance with Viewlocity Policy. Consultant shall obtain receipts for all expenses in excess of $10.00 and shall submit receipts to Viewlocity.

     B.4. Authorized Expenses: Expenses as detailed in Viewlocity's travel policy.

     C. VIEWLOCITY MANAGER

               C. Jeffrey Simpson, CEO & President, Atlanta GA, USA

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